UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2016

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 645-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

On October 27, 2016, M&T Bank Corporation (“M&T”) filed a certificate of amendment (the “Certificate of Amendment”) with the New York State Department of State establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as the Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, par value $1.00 per share (the “Series F Preferred Stock”). The Certificate of Amendment was filed in connection with an Underwriting Agreement, dated October 25, 2016 (the “Underwriting Agreement”), with J. P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”), under which M&T agreed to sell to the Underwriters 500,000 depositary shares (the “Depositary Shares”) each representing a 1/10th interest in a share of the Series F Preferred Stock.

The Series F Preferred Stock ranks senior to the common stock of M&T, equally with M&T’s outstanding Series A, C, D and E preferred stock, and at least equally with each other series of preferred stock M&T may issue (except for any senior capital stock that may be issued with the requisite consent of the holders of the Series F Preferred Stock and all parity stock), with respect to payments of dividends and distributions of assets upon liquidation, dissolution or winding up.

Under the terms of the Series F Preferred Stock, the ability of M&T to pay dividends on, make distributions with respect to, or to redeem, purchase or acquire, or make a liquidation payment on its common stock or any preferred stock ranking on a parity with or junior to the Series F Preferred Stock, is subject to restrictions in the event that M&T does not declare dividends on the Series F Preferred Stock for the most recently completed dividend period, or, in the case of a liquidation payment, does not pay to holders of the Series F Preferred Stock the liquidation value of $10,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

The terms of the Series F Preferred Stock are more fully described in the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 27, 2016, M&T filed with the New York State Department of State the Certificate of Amendment for the purpose of fixing the designations, preferences, limitations and relative rights of the Series F Preferred Stock. The Certificate of Amendment became effective immediately upon filing, and the public offering of the Depositary Shares representing an interest in the Series F Preferred Stock was completed on October 28, 2016 (as described below).

Holders of the Series F Preferred Stock will be entitled to receive, when, as and if declared by M&T’s board of directors or any duly authorized committee of M&T’s board, out of assets legally available for payment, noncumulative cash dividends based on the liquidation preference of $10,000 per share of Series F Preferred Stock (equivalent to $1,000 per Depositary Share). If declared by M&T’s board of directors or any duly authorized committee of M&T’s board, M&T will pay dividends on the Series F Preferred Stock (i) during the period from the issue date of the Series F Preferred Stock to, but excluding, November 1, 2026 (the “Fixed Rate Period”), semi-annually, in arrears, on May 1 and November 1 of each year, beginning on May 1, 2017, and (ii) during the period from November 1, 2026 through the redemption date of the Series F Preferred Stock, if any (the “Floating Rate Period”), quarterly, in arrears, on February 1, May 1, August 1 and November 1 of each year, beginning on

February 1, 2027 (each such day on which dividends are payable, a “dividend payment date”). The period from and including any dividend payment date to but excluding the next dividend payment date is referred to as a “dividend period.”

Dividends on the Series F Preferred Stock will accrue from the original issue date at a rate equal to (i) 5.125% per annum for each dividend period during the Fixed Rate Period and (ii) three-month LIBOR plus a spread of 3.52% per annum for each dividend period during the Floating Rate Period.

Upon the payment of any dividends on the Series F Preferred Stock, holders of Depositary Shares will receive a related proportionate payment. Dividends on shares of the Series F Preferred Stock will not be cumulative. Dividends on the Series F Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause M&T to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.

The Series F Preferred Stock is perpetual and has no maturity date. M&T may redeem the Series F Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after November 1, 2026, or, in whole but not in part, at any time within 90 days following a regulatory capital treatment event (subject to limitations described in the prospectus supplement of M&T dated October 25, 2016), in each case at a redemption price equal to $10,000 per share (equivalent to $1,000 per Depositary Share).

The Series F Preferred Stock has voting rights only with respect to amending M&T’s certificate of incorporation to authorize or increase stock ranking senior to the Series F Preferred Stock, certain changes in terms of the Series F Preferred Stock, certain dividend non-payments and as otherwise required by applicable law. Holders of Depositary Shares must act through Wilmington Trust, National Association, the depositary for the Depositary Shares, to exercise any voting rights of the Series F Preferred Stock.

The terms of the Series F Preferred Stock are more fully described in the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment.

ITEM 8.01.	OTHER EVENTS.

On October 28, 2016, M&T completed the public offering pursuant to the Underwriting Agreement of 500,000 Depositary Shares each representing a 1/10th interest in a share of the Series F Preferred Stock. The Series F Preferred Stock has been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3ASR (File No. 333-207030).

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of October 25, 2016, by and among M&T Bank Corporation and J. P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule A thereto.

3.1	Certificate of Amendment to Certificate of Incorporation of M&T Bank Corporation, dated October 27, 2016.

4.1	Form of Certificate Representing the Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, of M&T Bank Corporation.

4.2	Deposit Agreement, dated as of October 28, 2016, among M&T Bank Corporation, Wilmington Trust, National Association and the holders from time to time of the Depositary Receipts described therein.

4.3	Form of Depositary Receipt Representing the Depositary Shares (included as part of Exhibit 4.2)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, regarding the Series F Preferred Stock.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

Date: October 28, 2016
	By:	/s/ Brian R. Yoshida
		Name:	Brian R. Yoshida
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of October 25, 2016, by and among M&T Bank Corporation and J. P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named in Schedule A thereto.

3.1	Certificate of Amendment to Certificate of Incorporation of M&T Bank Corporation, dated October 27, 2016.

4.1	Form of Certificate Representing the Perpetual Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, of M&T Bank Corporation.

4.2	Deposit Agreement, dated as of October 28, 2016, among M&T Bank Corporation, Wilmington Trust, National Association and the holders from time to time of the Depositary Receipts described therein.

4.3	Form of Depositary Receipt Representing the Depositary Shares (included as part of Exhibit 4.2)

5.1	Opinion of Wachtell, Lipton, Rosen & Katz, regarding the Series F Preferred Stock.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).